Exhibit 3.1

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLEAR STREET GROUP INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Clear Street Group Inc., a corporation organized and existing to conduct the business and to promote the purposes hereinafter stated under the provisions and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1. The name of this corporation is Clear Street Group Inc. (the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 29, 2020. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 23, 2021. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 2, 2021. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 20, 2021. The Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9, 2022. The Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 13, 2022. The Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on October 7, 2022, and was subsequently amended by the First Amendment to the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on January 11, 2023, the Second Amendment to the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on February 24, 2023, the Third Amendment to the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on April 17, 2023 and the Fourth Amendment to the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on December 28, 2023.

2. This Seventh Amended and Restated Certificate of Incorporation (this “Seventh A&R Certificate” and/or as the same may be further amended from time to time, this “Certificate”) was duly adopted in accordance with Sections 242 and 245 of the DGCL, and restates, integrates, and further amends the provisions of the Corporation’s Certificate of Incorporation as in effect prior to the effectiveness hereof.

3. The text of the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.1 Name. The name of the Corporation is Clear Street Group Inc.

ARTICLE II

REGISTERED AGENT

Section 2.1 Address. The address of the registered office of the Corporation in the State of Delaware is 800 North State Street, Suite 304, Kent County, Dover, DE 19901. The name of its registered agent at such address is United Corporate Services, Inc.

ARTICLE III

PURPOSE

Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under DGCL.

ARTICLE IV

CAPITALIZATION

Section 4.1 Capital Stock.

(a) Reclassification.

(i) At the initial date and time of the filing and effectiveness of this Certificate (the “Effective Time”), the following reclassification shall occur (the “Reclassification”): (A) each share of Class Z Common Stock, $0.00001 par value per share (solely for the purposes of this Section 4.1(a), as defined in the Sixth Amended and Restated Certificate of Incorporation of the Corporation, as amended) issued and outstanding immediately prior to the Effective Time shall, automatically and without further action, be reclassified into one (1) share of Class B Common Stock (as defined herein) and (B) the Corporation’s authorized share capital with respect to its Class X Common Stock, $0.00001 par value per share, shall be 0 and the Corporation shall no longer have the authority to issue shares of Class X Common Stock. No scrip or fractional shares of Class B Common Stock will be issued by reason of this Section 4.1(a). The Reclassification shall be deemed to occur at the Effective Time, regardless of when any Old Certificates (as defined below) are surrendered to the Corporation in exchange for certificates representing Class A Common Stock.

(ii) Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Class Z Common Stock (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation (or, if such certificates are held in electronic form by eShares, Inc. (d/b/a Carta) (“Carta”), the surrender of such shares by means facilitated by Carta) a number of whole shares of Class B Common Stock, into which and for which the shares formerly represented by such Old Certificates are reclassified under the terms hereof as a result of the Reclassification. If more than one (1) Old Certificate shall be surrendered at one time with respect to the same class and series of stock for the account of the same stockholder, the number of full shares to be issued shall be computed on the basis of the aggregate number of shares by the Old Certificates so surrendered.

(b) Authorized Capital Stock. Following the Reclassification, the total number of shares of all classes of stock which the Corporation shall have authority to issue is 551,397,052 shares, consisting of (i) 320,128,134 shares of Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”); (ii) 130,373,000 shares of Class B Common Stock, $0.00001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iv) 100,895,918 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”).

Section 4.2 Common Stock.

(a) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

(b) Voting Rights.

(i) Each holder of record of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote or holders of Class A Common Stock as a separate class are entitled to vote, including the election or removal of directors (whether voting separately as a class or together with one or more other classes of the Corporation’s capital stock).

(ii) Each holder of record of Class B Common Stock, as such, shall be entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class B Common Stock as a separate class are entitled to vote, including the election or removal of directors (whether voting separately as a class or together with one or more other classes of the Corporation’s capital stock).

(iii) The number of authorized shares of Common Stock or any class of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL that would otherwise require a separate vote of the Common Stock or any class of Common Stock.

(iv) Except as otherwise provided in this Certificate or required by applicable law, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one (1) or more series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate or pursuant to the DGCL. There shall be no cumulative voting.

(c) Dividends and Distributions.

(i) Class A Common Stock and Class B Common Stock. Subject to applicable law and the rights of the holders of the Preferred Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably such dividends and other distributions as may from time to time be declared by the Board of Directors of the Corporation (the “Board”) in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(d) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the holders of all outstanding shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), the consideration not payable to the holders of shares of Preferred Stock shall be distributed among the holders of Class A Common Stock and Class B Common Stock ratably in proportion to the number of shares held by each such stockholder; provided, that if the holders of Series B Preferred Stock and Series C Preferred Stock (each as defined herein) are to receive the amount reflected in clause (B) of Section 4.3(b)(ii) below, then such payment to the holders of Series B Preferred Stock and Series C Preferred Stock shall not be senior to, but shall rank pari passu with, any payment made to the holders of Class A Common Stock and Class B Common Stock and shall be paid pursuant hereto.

(e) Limitation on Transfer of Class B Common Stock; Conversion into Class A Common Stock.

(i) Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one share of Class A Common Stock, subject to adjustment for any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate, scheme, arrangement or otherwise affecting the Class A Common Stock that has not otherwise caused an adjustment in the Class B Common Stock pursuant to this Certificate.

(A) In order for a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class B Common Stock and, if applicable, any event on which such conversion is contingent and (ii), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Class B Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Class B Conversion Time issue and deliver to such holder of Class B Common Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Class B Common Stock represented by any surrendered certificate that were not converted into Class A Common Stock.

(B) All shares of Class B Common Stock which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Class B Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor. Any shares of Class B Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

(f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of the authorized but unissued capital stock such number of its duly authorized shares of Class A Common Stock as is from time to time sufficient to effect (i) the conversion of all outstanding Series B Preferred Stock into Class

A Common Stock; (ii) the conversion of all outstanding Series C Preferred Stock (as defined herein) into Class A Common Stock; and (iii) the conversion of all outstanding Class B Common Stock into Class A Common Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock is not sufficient to effect the foregoing, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as is sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate. Before taking any action which would cause an adjustment reducing the applicable Conversion Price (as defined herein) below the then par value of the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock, the Corporation will take any reasonable best corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such applicable adjusted Conversion Price.

(g) Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate, scheme, arrangement or otherwise) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 4.2(g) shall become effective at the close of business on the date the combination or subdivision becomes effective.

Section 4.3 Preferred Stock Generally. Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights as shall expressly be granted thereto by this Certificate.

(a) Designation. 1,400,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Perpetual Preferred Stock,” 95,466,593 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock,” 2,406,757 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-2 Preferred Stock” and 1,622,568 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” each with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Article IV, as applicable.

(b) Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations, and Asset Sales. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below) in the following order of priority:

(i) The holders of Series A Perpetual Preferred Stock shall be entitled to receive, on a pari passu basis, (x) subsequent and subordinate to any distribution or payment of any liquidation preference payable to any other class or series of Preferred Stock designated by this Certificate as senior in interest to the Series A Perpetual Preferred Stock with respect to liquidation preference (“Senior Preferred”) and (y) prior to and in preference to any distribution or payment to the holders of Common Stock, Series B Preferred Stock, Series C Preferred Stock or any other class or series of Preferred Stock designated by this Certificate as junior in interest to the Series A Perpetual Preferred Stock with respect to liquidation preference (“Junior Preferred”), by reason of their ownership thereof, an amount per share equal to the sum of (i) $25.00 per share, plus (ii) an amount equal in cash to all accrued and unpaid dividends to the date of payment for the then-current Dividend Period (the amount payable in respect of the Series A Perpetual Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon the occurrence of a liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets and funds to be distributed among the holders of the Series A Perpetual Preferred Stock in accordance with the foregoing and the assets and funds to be distributed among holders of any other class or series of Preferred Stock designated by this Certificate as on a pari passu basis with the Series A Perpetual Preferred Stock with respect to liquidation preference (“Pari Passu Preferred”) are insufficient to permit the payment to such holders of the full preferential amount as provided in the first sentence of this clause (i), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Perpetual Preferred Stock and any such pari passu Preferred Stock in proportion to the relative preferential amounts each such holder would be otherwise entitled to receive in accordance with such first sentence of this clause (i).

(ii) After payment has been made to the holders of the Series A Perpetual Preferred Stock of the full preferential amount to which they are entitled as set forth in Section 4.3(b)(i), the holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, on a pari passu basis, prior to and in preference to any distribution or payment to the holders of Common Stock or any other class or series of Preferred Stock designated by this Certificate as junior in interest to the Series B Preferred Stock and Series C Preferred Stock with respect to liquidation preference by reason of their ownership thereof, an amount per share equal to the greater of (A) the sum of the Applicable Original Issue Price (as defined below) for each share of Series B Preferred Stock and Series C Preferred Stock, plus all declared but unpaid dividends on such share, and in each case reduced by any amounts previously paid with respect to such share upon a Deemed Liquidation Event, or (B) such amount per share, reduced by any amounts previously paid upon a Deemed Liquidation Event, as would have been payable had all shares of Series B Preferred Stock and Series C Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence for the Series B-1 Preferred Stock is hereinafter referred to as the “Series B-1 Liquidation Amount,” the amount payable pursuant to this sentence for the Series B-2 Preferred Stock is hereinafter referred to as the “Series B-2 Liquidation Amount,” and the amount payable pursuant to this sentence for the Series C Preferred Stock is hereinafter referred to as the “Series C Liquidation Amount” and collectively with the Series B-1 Liquidation Amount, Series B-2 Liquidation Amount and the Series A Liquidation Amount, the “Liquidation Amounts”); provided, that if the holders of Series B Preferred Stock and Series C Preferred

Stock are to receive the amount reflected in clause (B) above, then such payment to the holders of Series B Preferred Stock and Series C Preferred Stock shall not be senior to, but shall rank pari passu with, any payment made to the holders of Class A Common Stock and Class B Common Stock. If upon the occurrence of a liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets and funds to be distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock in accordance with the foregoing and the assets and funds to be distributed among holders of any other class or series of Preferred Stock designated by this Certificate as on a pari passu basis with the Series B Preferred Stock and Series C Preferred Stock with respect to liquidation preference are insufficient to permit the payment to such holders of the full preferential amount as provided in the first sentence of this clause (ii), then the entire assets and funds of the Corporation legally available for distribution (but after payment of the amounts to be paid pursuant to clause (i) above) shall be distributed ratably among such holders in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Applicable Original Issue Price” means (a) $8.35 per share of Series B-1 Preferred Stock, (b) $5.79 per share of Series B-2 Preferred Stock and (c) $40.06 per share of Series C Preferred Stock, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable series of Preferred Stock.

(c) Deemed Liquidation Events. Each of the following events shall be considered a “Deemed Liquidation Event” unless (A)(i) until the date and time (the “Prysm Majority Expiration Time”) on which Prysm Capital, LLC and its Affiliates collectively hold less than a majority of the outstanding shares of Series B Preferred Stock, Prysm Capital, LLC or (ii) following the Prysm Majority Expiration Time, (x) the holders of at least a majority of the outstanding shares of Series B Preferred Stock and (y) until the first date (the “Prysm Board Elimination Date”) that the number of shares of Series B Preferred Stock held by Prysm Capital, LLC and its Affiliates is less than 8,982,036, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, Prysm Capital, LLC (clause (i) or clause (ii), as applicable, the “Series B Requisite Holders”), and (B) the holders of a majority of the outstanding shares of Series C Preferred Stock (the “Series C Requisite Holders”) elect otherwise by written notice sent to the Corporation at least fifteen (15) days prior to the effective date of any such event:

(i) a merger or consolidation in which

(A) the Corporation is a constituent party; or

(B) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation (excluding the Series A Perpetual Preferred Stock) continue to represent, or are converted into or exchanged, or are convertible into or exchangeable, for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (excluding the Series A Perpetual Preferred Stock); or

(ii) (A) the sale, lease, transfer, exclusive license, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or (B) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation.

(d) Effecting a Deemed Liquidation Event.

(i) The Corporation shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Section 4.2(d) and Section 4.3(b). The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board.

(ii) In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (A) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 4.2(d) and Section 4.3(b) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (B) any Additional Consideration that becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 4.2(d) and Section 4.3(b) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 4.3(d), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(iii) In the event of a Deemed Liquidation Event referred to in Section 4.3(c)(i)(B) or Section 4.3(c)(ii), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Deemed Liquidation Event, then (A) the Corporation shall send a written notice to each holder of Series B Preferred Stock and Series C Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series B Preferred Stock and Series C Preferred Stock, and (B) if the Series B Requisite Holders and/or the Series C Requisite Holders, voting separately, so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, the Series A Liquidation Amount, any other expenses reasonably related to such Deemed Liquidation Event and any other expenses incident to the dissolution of the Corporation as provided herein, in each case as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “DLE Redemption Date”), to redeem all outstanding shares of Series B Preferred Stock (if so requested by the Series B Requisite Holders) and the Series C Preferred Stock (if so requested by the Series C Requisite Holders), in each case at a price per share equal to the applicable Liquidation Amount; provided, that if the definitive agreements governing such Deemed Liquidation Event contain contingent indemnification obligations on the part of the Corporation and prohibit the Corporation from distributing all or a portion of the Available Proceeds while such indemnification obligations remain outstanding, then the DLE Redemption Date shall automatically be extended to the date that is ten (10) business days following the date on which such prohibition expires. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series B Preferred Stock and/or Series C Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series B Preferred Stock and/or Series C Preferred Stock, as applicable, to the fullest extent of such net Available Proceeds, based on the respective amounts which would otherwise be payable in respect of such shares to be redeemed if the net Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Article VI shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section 4.3(d)(iii). Prior to the distribution or redemption provided for in this Section 4.3(d)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

Section 4.4 Series A Perpetual Cumulative Preferred Stock.

(a) Dividends.

(i) The record holders of then outstanding shares of Series A Perpetual Preferred Stock as of the applicable record dates shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on January 30, April 30, July 30, and October 30 of each year (the “Dividend Payment Dates”), commencing on January 30, 2022, payable in preference and priority to any payment of any dividend on Common Stock, at the rate of seven percent (7%) per annum from the date of issuance up to, but excluding October 30, 2026 (the “First Reset Date”) and thereafter, at the rate equal to the sum of (i) the Five-Year Treasury Rate as of the most recent Reset Date and (ii) six percent (6%) per annum (the “Reset Dividend Rate”) during each Reset Period (as defined below) from, and including the First Reset Date, in each case calculated as the applicable percentage of $25.00 per share of Series A Perpetual Preferred Stock held by such record holder. The “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date. The “Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

(ii) So long as any shares of Series A Perpetual Preferred Stock remain outstanding, no dividend or distribution shall be declared, paid or set aside for payment, and no distribution may be declared or made or set aside for payment, on any Series A Junior Securities (as hereinafter defined), other than (i) a dividend payable solely in Series A Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan, unless all accrued and unpaid dividends as of such date have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

(iii) Whenever dividends on any shares of Series A Perpetual Preferred Stock are in arrears for six or more Dividend Periods (as defined below), whether or not consecutive (a “Nonpayment Event”), the authorized number of directors of the Corporation shall be increased by two and the holders of record of shares of Series A Perpetual Preferred Stock (along with holders of any outstanding Series A Parity Securities (as hereinafter defined) having voting rights on parity with the voting rights provided to the Series A Perpetual Preferred Stock (together, the “Special Voting Preferred Stock”), voting together as a class based on respective liquidation preferences) shall have the right to elect two directors (the “Series A Preferred Directors” and each, a “Series A Preferred Director”) to fill such newly created directorships; provided, however, that at no time shall the Board include more than two Series A Preferred Directors; provided further that the election of any such Series A Preferred Directors may not cause the Corporation to violate any corporate governance requirement of any exchange on which the Corporation’s securities may be listed. At the request of any holder of shares of Series A Perpetual Preferred Stock, unless the Corporation elects to have such action be taken by consent in writing or in an electronic transmission, a special meeting of the holders of shares of Special Voting Preferred Stock shall be called by the Corporation for the election of the Series A Preferred Directors; provided, however, that if such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the Corporation’s stockholders, such election of Series A Preferred Directors shall be held at such next annual or special meeting of stockholders, followed by such election of such Series A Preferred Directors at each subsequent annual meeting of stockholders until such time as there is no longer a Nonpayment Event, except as provided by law, subject to re-vesting in the event of each and every subsequent Nonpayment Event.

(iv) If and when there is no longer a Nonpayment Event, the right of the holders of shares of Special Voting Preferred Stock to elect the Series A Preferred Directors shall cease (but subject in any case to re-vesting of such voting rights in the case of each and every subsequent Nonpayment Event), and the Series A Preferred Directors shall cease to be qualified as directors, the holders of Series A Perpetual Preferred Stock and any Special Voting Preferred Stock shall be deemed to have removed the Series A Preferred Directors, the term of office of all Series A Preferred Directors then in office shall terminate immediately, and the Corporation’s authorized number of directors shall be automatically reduced by the number of newly created directorships created pursuant to the preceding paragraph. Any Series A Preferred Director may be removed at any time, with or without cause, by the holders of a majority of the outstanding shares of Special Voting Preferred Stock then outstanding (voting together as a class based on respective liquidation preferences), given either at a special meeting of such stockholders duly called for that purpose or pursuant to a consent in writing or in an electronic transmission. If the holders of a majority of the outstanding shares of Special Voting Preferred Stock fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors, pursuant to this Section 4.4, then any directorship not so filled shall remain vacant until such time as the holders of the Special Voting Preferred Stock elect a person to fill such directorship by vote or consent in writing or in an electronic transmission in lieu of a meeting, and no such directorship may be filled by stockholders of the Corporation other than the holders of the Special Voting Preferred Stock voting exclusively and as a separate class unless the office of any Series A Preferred Director becomes vacant for any reason other than removal from office and the other Series A Preferred Director remains in office, then the remaining Series A Preferred Director may choose, by means of consent in writing or in an electronic transmission, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred; provided that the filling of any such vacancy may not cause the Corporation to violate any corporate governance requirement of any exchange on which the Corporation’s securities may be listed. The Series A Preferred Directors shall each be entitled to one vote per director on any matter on which directors of the Corporation are entitled to vote.

(v) The Board will take such actions as may be necessary to effectuate the intent of this Section 4.4(a) in accordance with this Certificate and the Bylaws of the Corporation. The rules and procedures for calling and conducting any meeting of the holders of Series A Perpetual Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of consents in writing or in electronic transmissions, and any other aspect or matter with regard to such meeting or such consents shall be governed by any rules that the Board or any duly authorized committee of the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of this Certificate (as then in effect), the Bylaws (as then in effect), and applicable law and the rules of any national securities exchange on which the Series A Perpetual Preferred Stock is listed or traded at the time.

(vi) Certain Definitions.

(A) “Dividend Period” means the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the initial Dividend Period will commence on and include the original issue date of Series A Perpetual Preferred Stock and continue up to, but exclude, the next Dividend Payment Date.

(B) “Series A Junior Securities” means any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with, or senior to, the Series A Perpetual Preferred Stock as to dividends and liquidation preference.

(C) “Series A Parity Securities” means any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series A Perpetual Preferred Stock as to dividends and liquidation preference.

(b) Voting Rights and Conversion Rights. The Series A Perpetual Preferred Stock shall have no voting rights (other than those provided below) and shall not be convertible.

(i) Each holder of record of Series A Perpetual Preferred Stock shall be entitled to one (1) vote for each share of Series A Perpetual Preferred Stock held of record by such holder on all matters on which stockholders generally are entitled to vote or holders of Series A Perpetual Preferred Stock as a separate class are entitled to vote, including the election or removal of directors (whether voting separately as a class or together with one or more other classes of the Corporation’s capital stock).

(ii) So long as any shares of the Series A Perpetual Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series A Perpetual Preferred Stock at the time outstanding, voting separately as a class, shall be required to amend, alter, or repeal the provisions of this Certificate, whether by merger, consolidation, or otherwise, so as to materially and adversely affect the powers, preferences, privileges, or rights of the Series A Perpetual Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase any class or series of capital stock of the Corporation, or any securities convertible into or exchangeable for such capital stock, will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of the Series A Perpetual Preferred Stock.

The foregoing voting provision will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of Series A Perpetual Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by the Corporation for the benefit of the holders of Series A Perpetual Preferred Stock to effect such redemption.

(c) Optional Redemption. Except as set forth below, the Series A Perpetual Preferred Stock is not redeemable prior to the First Reset Date. Notwithstanding the foregoing, the Corporation is entitled, at its option, to redeem the Series A Perpetual Preferred Stock, in whole or in part, (i) in connection with a Change of Control (as defined below) occurring after October 20, 2021 and prior to the First Reset Date (“Change of Control Redemption”), or (ii) on any Dividend Payment Date on or after the First Reset Date (“Ordinary Redemption”). The redemption price in connection with a Change of Control Redemption shall be $25.50 per share of Series A Perpetual Preferred Stock and the redemption price in connection with an Ordinary Redemption shall be $25.00 per share, plus, in each of the foregoing cases, accrued but unpaid, whether declared or undeclared, dividends for the period ending on the date immediately preceding the date of redemption. Shares of Series A Perpetual Preferred Stock which are redeemed as provided herein shall not be reissued. For purposes herein, a “Change of Control” shall mean any of the following events, in one or a series of related transactions:

(i) any sale of 50% or more of the voting common stock of the Corporation (excluding any voting common stock that does not entitle its holder to share in dividends or proceeds of a liquidation);

(ii) any merger, consolidation, share exchange, business combination, liquidation, dissolution or other similar transaction involving (A) the Corporation or (B) any of its subsidiaries whose assets, individually or in the aggregate, constitute 50% or more of the consolidated assets of the Corporation or to which 50% or more of the total revenue or operating income of the Corporation are attributable;

(iii) any sale, exchange, transfer or other disposition of assets or businesses that constitute or represent 50% or more of the total revenue, operating income or assets of the Corporation and its subsidiaries, taken as a whole;

(iv) any sale, exchange, transfer or other disposition of 50% or more of the common units of Clear Street Holdings LLC, a Delaware limited liability company (“CSH LLC”); and

(v) any merger or other business combination between the Corporation and a special purpose acquisition company (a “SPAC”) where the holders of the Corporation’s outstanding common stock immediately prior to such merger or other business combination sell (i) 100% of such common stock or (ii) subsidiaries and/or assets representing 100% of the revenue or operating income of the Corporation (a “Major SPAC Transaction”);

provided, however, that a “Change of Control” shall not include any merger or other business combination between the Corporation and a SPAC that is not a Major SPAC Transaction.

Section 4.5 Series B Preferred Stock and Series C Preferred Stock Generally.

(a) Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Class A Common Stock payable in shares of Class A Common Stock, and dividends payable on the Series A Perpetual Preferred Stock in accordance with the terms of this Certificate) unless (in addition to obtaining any consents required elsewhere in this Certificate) the holders of the Series B Preferred Stock and Series C Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock and Series C Preferred Stock in an amount at least equal to in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock and Series C Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock and Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation (other than on the Series A Perpetual Preferred Stock in accordance with the terms of this Certificate), the dividend payable to the holders of Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 4.5(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock and Series C Preferred Stock dividend.

(b) Voting In General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by consent in writing or in an electronic transmission of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series B Preferred Stock and Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate, holders of Series B Preferred Stock and Series C Preferred Stock shall vote together with the holders of Class A Common Stock and Class B Common Stock as a single class and on an as converted to Class A Common Stock basis.

(c) Election of Directors. Until the Series B Board Reduction Date (as defined in that certain Amended and Restated Voting Agreement, in effect as of the date hereof, by and among the Corporation and the other parties thereto (as such agreement may be amended from time to time, the “Voting Agreement”)), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation. At any time on or following the Series B Board Reduction Date but prior to the date that Prysm Capital, LLC collectively no longer holds at least 8,982,036 shares of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization (the “Series B Board Elimination Date”), the holders of record of the shares of Series B Preferred Stock shall be entitled to elect one director of the Corporation. A director elected pursuant to the foregoing sentences is referred to herein as a “Series B Preferred Director.” Following the Series B Board Reduction Date or Series B Board Elimination Date, as applicable, one (1) (in the case of the Series B Board Reduction Date) or all (in the case of the Series B Board Elimination Date) of the Series B Preferred Directors then in office shall cease to be qualified as directors, the holders of Series B Preferred Stock shall be deemed to have removed such Series B Preferred Director(s) then in office (as applicable), the term of office of such Series B Preferred Director(s) then in office shall terminate immediately, and the Corporation’s authorized number of directors shall be automatically reduced by the number of Series B Preferred Directors so removed. Any director constituting a Series B Preferred Director then in office may be removed with or without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a consent in writing or in an electronic transmission. If the holders of shares of Series B Preferred Stock fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to this Section 4.5(c), then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Stock elect a person to fill such directorship by vote or consent in writing or in an electronic transmission in lieu of a meeting, and no such directorship may be filled by stockholders of the Corporation other than the holders of the Series B Preferred Stock voting exclusively and as a separate class. The holders of record of the shares of Class A Common Stock or Class B Common Stock, as applicable, and of any other class or series of voting stock (including the Series B Preferred Stock and the Series C Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 4.5(c), a vacancy in any directorship filled by the holders of any class or classes or series may be filled only by vote or consent in writing or in an electronic transmission in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 4.5(c). The Series B Preferred Directors shall each be entitled to one vote per director on any matter on which directors of the Corporation are entitled to vote.

(d) Definition of Affiliate. For purposes of this Section 4.5, an “Affiliate” of Prysm Capital, LLC means any entity which, directly or indirectly, controls, is controlled by, or is under common control with Prysm Capital, LLC, including, without limitation any venture capital fund, other investment fund, or other entity now or hereafter existing in which Prysm Capital, LLC is the controlling partner or member.

Section 4.6 Series B Preferred Stock and Series C Preferred Stock Protective Provisions.

(a) Series B Preferred Stock Protective Provisions. In addition to any other vote required by the DGCL or this Certificate, so long as shares of Series B Preferred Stock are outstanding, the Corporation will not, without consent in writing or in an electronic transmission of the Series B Requisite Holders, either directly or indirectly by amendment, merger, consolidation, or otherwise do any of the following (and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect):

(i) amend, alter, repeal, or waive any provision of this Certificate or the Corporation’s Bylaws, or of any of the Corporation’s or its subsidiaries’ governing documents (including any operating agreement or other similar agreement relating to the organization and operation of the Corporation or any of its subsidiaries) (collectively, the “Governing Documents”), in a manner that adversely affects the powers, privileges, preferences, or rights of the Series B Preferred Stock, it being agreed that any amendment to authorize, create, or issue, or increase any class or series of capital stock of the Corporation or of any subsidiary of the Corporation, or any securities convertible into or exchangeable for such capital stock in compliance with the Governing Documents, in and of itself, will not be deemed to adversely affect the powers, privileges, preferences, or rights of the Series B Preferred Stock;

(ii) increase the authorized number of shares, or issue additional shares, of Series A Perpetual Preferred Stock;

(iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security of the Corporation unless the same ranks junior to the Series B Preferred Stock with respect to its rights, preference and privileges, except for the Series A Perpetual Preferred Stock issued and outstanding as of the date hereof as provided in this Certificate as of the date of its effectiveness;

(iv) increase the authorized number of shares of Series B Preferred Stock.

(v) purchase or redeem or pay any dividend on any capital stock (or stock options) prior to the Series B Preferred Stock, other than (i) the Series A Perpetual Preferred Stock as provided in and in accordance with this Certificate, and (ii) stock repurchased from former employees and consultants in connection with the cessation of their services at the lower of fair market value or cost (or as otherwise permitted pursuant to any Restricted Stock Agreement entered into by and between the Corporation and any former holder of Class B units or Class C units of Clear Street Members LLC) or as otherwise approved by the Series B Preferred Directors;

(vi) adopt, amend, terminate, or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan, other than acceleration of vesting of individual grants approved by the Board (provided, that acceleration in connection with the separation of employment of any non-executive employee shall be as determined by the Corporation’s Chief Executive Officer);

(vii) create or authorize the creation of any debt security, other than (i) with respect to indebtedness incurred in the ordinary course of business or (ii) with approval of the Board;

(viii) create or hold capital stock in any subsidiary (other than Clear Street Management LLC and other than pursuant to any joint back-office arrangements for a broker-dealer entity) that is not wholly owned, directly or indirectly, by the Corporation, except in the ordinary course of business or as otherwise approved by the Board;

(ix) dispose of any capital stock in any subsidiary or permit or cause any subsidiary to dispose of all or substantially all of its assets, except (A) disposals to the Corporation or any of its subsidiaries, or (B) disposals of any subsidiary that has ceased, or never commenced, operations;

(x) increase or decrease the authorized number of directors constituting the Board or change the number of votes entitled to be cast by any director or directors on any matter; provided that any increase, or subsequent decrease, in the number of directors pursuant to the rights of the holders of Series A Perpetual Preferred pursuant to Section 4.4(a) will not be deemed to be an increase or decrease in the authorized number of directors for purposes of this paragraph and any decrease in the number of Series B Directors pursuant to Section 4.5(c) will not be deemed a decrease in the authorized number of directors for purposes of this paragraph;

(xi) hire as an employee, or terminate the employment of, any individual as Chief Executive Officer, Chief Operating Officer or Chief Technology Officer of the Corporation, unless approved by the Board (including the approval of at least one Series B Preferred Director);

(xii) [Reserved];

(xiii) incur indebtedness in connection with, resulting in, or otherwise for the purpose of making, a leveraged dividend or distribution; or

(xiv) enter into any affiliate transactions, except for the provision of brokerage and clearing services on arm’s length terms or bona fide employment or service arrangements with affiliates and benefit programs in which affiliates participate, in each case which are unanimously approved by the Board.

(b) Series C Preferred Stock Protective Provisions. In addition to any other vote required by the DGCL or this Certificate, so long as shares of Series C Preferred Stock are outstanding, the Corporation will not, without the consent in writing or in an electronic transmission of the Series C Requisite Holders, either directly or indirectly by amendment, merger, consolidation, or otherwise do any of the following (and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect):

amend or waive, as applicable to the Series C Preferred Stock, ((A), (B), (C) and (D) collectively, the “Key Series C Protections”):

(A) any of the Corporation’s Governing Documents in a manner that adversely affects the privileges, preferences or rights of the Series C Preferred Stock in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of a holder or holders of Series B Preferred Stock hereunder or thereunder (to the extent such holder or holders of Series B Preferred Stock hold the same rights),

(B) Section 4.3(b) hereof; provided, that it is understood that (y) the issuance of a new series of capital stock with a liquidation preference senior,

equal or junior to the Series C Preferred Stock and (z) any amendment made in connection with a Sale of the Company (as defined in the Voting Agreement) in which the consideration payable to stockholders in such a Sale of the Company or out of the Available Proceeds (as applicable) is distributed in accordance with Section 4.3(b), as such section is in effect as of immediately prior to such amendment, shall not, in and of themselves, be deemed amendments to Section 4.3(b) for purposes hereof;

(C) Section 4.3(c) hereof (relating to the treatment of a transaction as a Deemed Liquidation Event); or

(D) Section 4.7(g) hereof (relating to the anti-dilution provisions).

(ii) other than the Key Series C Protections (the applicable consent requirements of which are addressed separately hereunder), amend, alter, repeal, or waive any provision of this Certificate or the Corporation’s Bylaws, or of any of the Corporation’s or its subsidiaries’ Governing Documents, in a manner that adversely affects the powers, privileges, preferences, or rights of the Series C Preferred Stock (it being agreed that any amendment to authorize, create, or issue, or increase any class or series of capital stock of the Corporation or of any subsidiary of the Corporation (including any class or series of capital stock with a liquidation preference senior, equal or junior to the Series C Preferred Stock), or any securities convertible into or exchangeable for such capital stock in compliance with the Governing Documents, in and of itself, will be deemed not to adversely affect the powers, privileges, preferences, or rights of the Series C Preferred Stock);

(iii) adopt, amend, terminate, or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan, other than acceleration of vesting of individual grants approved by the Board (provided, that acceleration in connection with the separation of employment of any non-executive employee shall be as determined by the Corporation’s Chief Executive Officer) other than any equity (or equity-linked) compensation plan adopted, amended, terminated or repealed in connection with an IPO;

(iv) create or hold capital stock in any subsidiary (other than Clear Street Management LLC and other than pursuant to any joint back-office arrangements for a broker-dealer entity) that is not wholly owned, directly or indirectly, by the Corporation, except in the ordinary course of business or as otherwise approved by the Board;

(v) dispose of any capital stock in any subsidiary or permit or cause any subsidiary to dispose of all or substantially all of its assets, except (A) disposals to the Corporation or any of its subsidiaries, or (B) disposals of any subsidiary that has ceased, or never commenced, operations;

(vi) enter into any affiliate transactions, except for the provision of brokerage and clearing services on arm’s length terms or bona fide employment or service arrangements with affiliates and benefit programs in which affiliates participate, in each case which are approved unanimously by the Board;

(vii) hire as an employee, or terminate the employment of, any individual as Chief Executive Officer, Chief Operating Officer or Chief Technology Officer of the Corporation, unless approved by the Board (including the approval of at least one Series B Preferred Director); or

(viii) purchase or redeem or pay any dividend on any capital stock (or stock options) prior to the Series C Preferred Stock, other than (i) the Series A Perpetual Preferred Stock as provided in and in accordance with this Certificate, and (ii) stock repurchased from former employees and consultants in connection with the cessation of their services at the lower of fair market value or cost (or as otherwise permitted pursuant to any Restricted Stock Agreement entered into by and between the Corporation and any former holder of Class B units or Class C units of Clear Street Members LLC) or as otherwise approved by a majority of the shares of Series C Preferred Stock beneficially owned, directly or indirectly, by Baillie Gifford (as defined in the Amended and Restated Investors’ Rights Agreement, in effect as of the date hereof, by and among the Corporation and the other parties thereto) for so long as Baillie Gifford holds any shares of Series C Preferred Stock.

provided that, to the extent that the Corporation, directly or indirectly by amendment, merger, consolidation, or otherwise proposes to do any of the actions set forth in (ii)–(viii) above in furtherance of (1) an equity or debt financing, including a Deemed Liquidation Event, (2) an IPO (as defined herein) or (3) a Sale of the Company (any transaction or event set forth in (1), (2) and (3) hereof, a “Major Transaction”), such matters shall not require the consent of the Series C Requisite Holders.

Section 4.7 Optional Conversion of Series B Preferred Stock and Series C Preferred Stock. The holders of the Series B Preferred Stock and the Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Conversion Right. Each share of Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Applicable Original Issue Price of the Series B Preferred Stock or the Series C Preferred Stock by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall mean $8.35 per share for the Series B Preferred Stock and $40.06 per share for the Series C Preferred Stock. Such initial applicable Conversion Price, and the rate at which shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided below. No fractional shares of Class A Common Stock shall be issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Class A Common Stock to be issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock shall be rounded to the nearest whole share.

(b) Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Preferred Stock and Series C Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 4.5 to holders of Series B Preferred Stock and Series C Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

(c) Notice of Conversion. In order for a holder of Series B Preferred Stock or Series C Preferred Stock to voluntarily convert shares of Series B Preferred Stock or Series C Preferred Stock, respectively, into shares of Class A Common Stock, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for such Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series B Preferred Stock or Series C Preferred Stock, as applicable, and, if applicable, any event on which such conversion is contingent and (ii) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series B Preferred Stock or Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for such Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series B Preferred Stock or Series C Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Series B Preferred Stock or Series C Preferred Stock, as applicable, represented by any surrendered certificate that were not converted into Class A Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Series B Preferred Stock or Series C Preferred Stock converted.

(d) Effect of Conversion. All shares of Series B Preferred Stock or Series C Preferred Stock which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Series B Preferred Stock or Series C Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the designated number of shares of Series B Preferred Stock or Series C Preferred Stock accordingly.

(e) No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock or Series C Preferred Stock, as applicable, surrendered for conversion or on the Class A Common Stock delivered upon conversion.

(f) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 4.7 or Section 4.8. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Series B Preferred Stock or Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(g) Adjustments to Conversion Price for Dilutive Issues.

(i) Special Definitions. For purposes of this Article IV, the following definitions shall apply:

(A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.7(g)(iii) below, deemed to be issued) by the Corporation after the filing of this Certificate, other than issuances or deemed issuances of (clauses (1) through (8), collectively, the “Exempted Securities”):

(1) shares of Class A Common Stock issued upon the conversion of Preferred Stock or Class B Common Stock;

(2) as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities (as defined herein) issued as a dividend or distribution on such series of Preferred Stock;

(3) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.7(h), 4.7(i), 4.7(j), or 4.7(k);

(4) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement (which plan, agreement or arrangement, if established after the date hereof, is approved by the Board (including the approval of at least one (1) Series B Preferred Director, which approval shall not be unreasonably withheld, conditioned or delayed));

(5) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(6) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another entity or business by the Corporation or any subsidiary thereof, whether by merger, share purchase, purchase of all or substantially all of the assets, other reorganization or otherwise or pursuant to a joint venture agreement or similar agreement, provided that such issuances are approved by the Board;

(7) shares of Common Stock, Options or Convertible Securities issued as an “equity kicker” to a lender or its designee that is not a stockholder or an Affiliate of any stockholder in connection with a bona fide third-party debt financing approved by the Board; or

(8) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board.

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(C) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) No Adjustment of Conversion Price. No adjustment in the applicable Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Series B Requisite Holders or Series C Requisite Holders, as applicable, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Effective Time issues any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.7(g)(iv) determined in the manner provided, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have applied had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the applicable Conversion Price for such series of Preferred Stock to an amount which exceeds the lower of (x) such applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price for such series of Preferred Stock pursuant to the terms of Section 4.7(g)(iv) (either because the consideration per share (determined pursuant to Section 4.7(g)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price for such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Effective Time), are revised after the Effective Time as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.7(g)(iii)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price for such series of Preferred Stock pursuant to the terms of Section 4.7(g)(iv), the applicable Conversion Price for such series of Preferred Stock shall be readjusted to such Conversion Price as would have applied had such Option or Convertible Security (or portion thereof) never been issued.

(E) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price for a series of Preferred Stock provided for in this Section 4.7(g)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 4.7(g)(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price for such series of Preferred Stock that would result under the terms of this Section 4.7(g)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made. In the event an Option or Convertible Security contains alternative conversion terms, such as a cap on the valuation of the Corporation at which such conversion will be effected, or circumstances where the Option or Convertible Security may be repaid in lieu of conversion, then the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of such Option or Convertible Security shall be deemed not calculable until such time as the applicable conversion terms are determined.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time after the Original Issue Date issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.7(g)(iii)), without consideration or for a consideration per share less than the applicable Conversion Price for a series of Preferred Stock in effect immediately prior to such issuance or deemed issuance, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (X + Y) ÷ (X + Z)

For purposes of the foregoing formula, the following definitions shall apply:

(A) “CP2” shall mean the applicable Conversion Price for a series of Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock.

(B) “CP1” shall mean the Conversion Price for a series of Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock.

(C) “X” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series B Preferred Stock and Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue).

(D) “Y” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1).

(E) “Z” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(v) Determination of Consideration. For purposes of this Section 4.7(g)(v), the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.7(h), relating to Options and Convertible Securities, shall be determined by dividing:

(1) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(C) Multiple Closing Dates. In the event the Corporation issues on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Conversion Price for a series of Preferred Stock pursuant to the terms of Section 4.7(g)(iv), then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(h) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Effective Time effects a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series is increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock, the applicable Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series is decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(i) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price for each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price for each series of Preferred Stock then in effect by a fraction:

(i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (A) if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price for each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for each series of Preferred Stock shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (B) no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Class A Common Stock in a number equal to the number of shares of Class A Common Stock as they would have received if all outstanding shares of Series B Preferred Stock and Series C Preferred Stock had been converted into Class A Common Stock on the date of such event.

(j) Adjustment for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4.5(b) do not apply to such dividend or distribution, then and in each such event the holders of Series B Preferred Stock and the Series C Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock and Series C Preferred Stock had been converted into Class A Common Stock on the date of such event.

(k) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 4.3(d), if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 4.7(g), Section 4.7(i), or Section 4.7(j)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock and Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon conversion of one (1) share of Series B Preferred Stock and (1) share of Series C Preferred Stock, respectively, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4.7 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock and Series C Preferred Stock, to the end that the provisions set forth in this Section 4.7 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price for each series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock and Series C Preferred Stock.

(l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price for a series of Preferred Stock pursuant to this Section 4.7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than twenty (20) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock and Series C Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock and Series C Preferred Stock, respectively, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock or Series C Preferred Stock (but in any event not later than fourteen (14) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Price for the series of Series B Preferred Stock or Series C Preferred Stock, as applicable, then in effect, and (ii) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock and Series C Preferred Stock, respectively.

(m) Notice of Record Date. In the event:

(i) the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock and Series C Preferred Stock a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock and Series C Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock, Series C Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

Section 4.8 Mandatory Conversion.

(a) Trigger Events. All outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be converted automatically (and shall not be reissued) into shares of Class A Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.7(a) (the time of completion of the event or the date and time specified or the time of the event specified in a consent in writing or in an electronic transmission, as described below, are referred to herein as the “Mandatory Conversion Time”):

(i) At the date and time, or the occurrence of an event, specified by vote or consent in writing or in an electronic transmission of (A) with respect to each share of Series B Preferred Stock, the Series B Requisite Holders; and (B) with respect to each share of Series C Preferred Stock, the Series C Requisite Holders; or

(ii) Upon the closing of the sale of shares of common stock of the Corporation to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”), resulting in at least $100 million of net proceeds after deducting underwriting discounts to the Corporation, and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board.

(b) Procedural Requirements. All holders of record of shares of Series B Preferred Stock and Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock and Series C Preferred Stock pursuant to this Section 4.8. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock and Series C Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock and Series C Preferred Stock converted pursuant to Section 4.8(a), including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) for such shares of Series B Preferred Stock and Series C Preferred Stock, to receive the items provided for in the next sentence of this Section 4.8(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock and Series C Preferred Stock, the Corporation shall (i) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and (ii) pay any declared but unpaid dividends on the shares of Series B Preferred Stock and Series C Preferred Stock converted. Such converted Series B Preferred Stock and Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock and Series C Preferred Stock accordingly.

Section 4.9 Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

Section 4.10 Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative consent in writing or in an electronic transmission of the Series B Requisite Holders outstanding, (b) any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative consent in writing or in an electronic transmission of the Series C Requisite Holders outstanding, and (c) at any time there is more than one (1) series of Preferred Stock that is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative consent in writing or in an electronic transmission or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

Section 4.11 Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE V

BYLAWS

Subject to any additional vote required by this Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute (including without limitation the rights of the stockholders entitled to vote), the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1 Board of Directors.

(a) Board Powers. Except as otherwise provided in this Certificate or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

(b) Number, Election and Term.

(i) Except as otherwise provided for or fixed in this Certificate (including in any certificate of designations with respect to any series of Preferred Stock), the total number of directors constituting the whole Board shall be determined in accordance with the Bylaws. Each director shall be entitled to one (1) vote on each matter presented to the Board.

(ii) Subject to the rights granted to the holders of the Series A Perpetual Preferred Stock, the Series B Preferred Stock, and any other series of Preferred Stock then outstanding, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting of stockholders and entitled to vote thereon.

(iii) Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Section 6.2 Newly-Created Directorships and Vacancies. Subject to the rights granted to the holders of the Series A Perpetual Preferred Stock, the Series B Preferred Stock, and any other series of Preferred Stock then outstanding, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the later of the next succeeding annual meeting of stockholders and when his or her successor is elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office.

Section 6.3 Resignation and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws.

Section 6.4 Preferred Stock Directors. Whenever the holders of the Series A Perpetual Preferred Stock, the Series B Preferred Stock, or any other series of Preferred Stock issued by the Corporation have the right, voting separately as a series or separately as a class with one or more such other series, to select or elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(b)(i), the number of directors that may be elected by the holders of Series A Perpetual Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(b)(i) hereof, and the total number of directors constituting the entire Board shall be automatically adjusted accordingly.

Section 6.5 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

ARTICLE VII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; ANNUAL AND SPECIAL

MEETINGS OF STOCKHOLDERS

Section 7.1 Consent of Stockholders in Lieu of Meeting. For so long as Clear Street Global Corp., a U.S. Virgin Islands corporation (“CSGC”) or a liquidating trust formed in connection with a complete liquidation of CSGC beneficially owns, in the aggregate, more than 50% of the total voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote at meetings of stockholders, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to the stockholders and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation, by hand or by certified mail, return receipt requested, at its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded, which action shall be effective on the earlier of (a) one (1) business day after receipt of such action by the Corporation or (b) receipt of consent in writing or in an electronic transmission from the requisite holders with respect to such action.

Section 7.2 Meetings of Stockholders; Corporate Books. Except as otherwise required by law and subject to the rights of the holders of the Series A Perpetual Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, or any other series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or as otherwise provided in the Bylaws. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, if any, on such date, and at such time as is fixed exclusively by resolution of the Board or a duly authorized committee thereof. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limited Liability of Directors and Officers. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, if applicable. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Section 8.1 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law as so amended. Any repeal or modification of the foregoing provisions of this Section 8.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

Section 8.2 Indemnification and Advancement of Expenses.

(a) Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.2(c) the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

(b) Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Section 8.2 or otherwise.

(c) Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Section 8.2 is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d) Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

(e) Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

(f) Non-Exclusivity of Rights. The rights conferred on any person by this Section 8.2 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws of the Corporation, or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

(g) Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

(h) Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Section 8.2; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Section 8.2.

(i) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 8.2 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE IX

DGCL SECTION 203

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

COMPETITION AND CORPORATE OPPORTUNITIES

Section 10.1 Corporate Opportunities.

(a) In recognition and anticipation that (i) certain members of the Board, record and beneficial stockholders, and/or other representatives of the Corporation, its record and beneficial stockholders, and their respective Affiliates and Affiliated Entities (other than employees of the Corporation and any of its subsidiaries who are not members of the Board) and (ii) (A) a portfolio company in which any of such Persons may have made debt or equity investments (and vice versa) or (B) any of their respective limited partners, non-managing members or other similar direct or indirect investors (such Persons being referred to in clauses (i) and (ii), collectively, as “Identified Persons” and, individually, as an “Identified Person”), may now engage or may continue to engage or may engage in the future in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other businesses that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of such Persons and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(b) To the fullest extent permitted by law, no Identified Person shall have any duty to refrain from directly or indirectly (i) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (ii) competing with the Corporation or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, and, to the fullest extent permitted by law, no Identified Person shall be liable to the

Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted from time to time by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.1(c). Subject to Section 10.1(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity or matter which may be a corporate or other business opportunity for itself, herself or himself and the Corporation or any of its, his or her Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate, present or offer such transaction or other business opportunity or matter to the Corporation or any of its subsidiaries or any stockholder, as the case may be, and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any subsidiary of the Corporation for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not present such opportunity to the Corporation or any of its subsidiaries or stockholders.

(c) The Corporation does not renounce its interest in any corporate opportunity offered to any employee of the Corporation, or to any member of the Board if such opportunity is expressly offered to such person solely and expressly in his or her capacity as a director of the Corporation, and such opportunity is one the Corporation is legally permitted to undertake and would otherwise be reasonable for the Corporation to pursue, in which case the provisions of Section 10.1(b) shall not apply to any such corporate opportunity.

(d) In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is not financially able, legally able, or contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

(e) For purposes of this Article X, (i) “Affiliate” means (A) in respect of any Person, any other Person that, directly or indirectly, is controlled by that first Person or representatives of such first Person; controls representatives of such first Person; or is under common control with a representative of such first Person and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (B) in respect of a member of the Board, any Person that, directly or indirectly, is controlled by such member of the Board (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” means (A) any Person of which a member of the Board serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (B) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (C) any Affiliate of any of the foregoing; and (iii) “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(f) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

(g) Any alteration, amendment, addition to or repeal of this Article X shall require the affirmative vote of at least 80% of the total voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote at meetings of stockholders, voting together as a single class. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate (including any certificate of designations relating to any series of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate, the Bylaws or applicable law.

ARTICLE XI

SEVERABILITY; INTERPRETATION

If any provision of this Certificate is held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby. For purposes of this Certificate, the term “subsidiary” shall be deemed to include CSH LLC and each of its subsidiaries.

ARTICLE XII

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim against the Corporation or any director, officer, other employee or stockholder of the Corporation (i) arising pursuant to any provision of the DGCL, this Certificate (as it may be amended or restated) or the Bylaws or (ii) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim against the Corporation or any current or former officer or director or other employee or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

SECTION 500 OF THE CALIFORNIA CORPORATIONS CODE

For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board (in addition to any other consent required under this Amended and Restated Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

[Signature Page Follows]

IN WITNESS WHEREOF, Clear Street Group Inc. has caused this Seventh Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of December 18, 2025.

Clear Street Group Inc.

By:	/s/ Edward T. Tilly
Name: Edward T. Tilly
Title: President

CERTIFICATE OF AMENDMENT OF SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF CLEAR STREET GROUP INC.

Clear Street Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Seventh Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 18, 2025 (the “Certificate of Incorporation”).

2. Section 4.1(b) of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“(b) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 555,061,056 shares, consisting of (i) 321,960,136 shares of Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”); (ii) 130,373,000 shares of Class B Common Stock $0.00001 par value per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 102,727,920 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”);”

3. Section 4.3(a) of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“(a) Designation. 1,400,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Perpetual Preferred Stock,” 95,466,593 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-1 Preferred Stock,” 2,406,757 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B-2 Preferred Stock” and 3,454,570 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” each with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Article IV, as applicable.”

4. The first sentence of Section 4.7(a) of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Each share of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Applicable Original Issue Price of the Series B-1 Preferred Stock, with respect to the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, or the Applicable Original Issue Price of the Series C Preferred Stock, with respect to the Series C Preferred Stock, by the applicable Conversion Price (as defined below) in effect at the time of conversion.”

5. This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

6. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

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IN WITNESS WHEREOF, Clear Street Group Inc. has caused this Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of January 15, 2026.

Clear Street Group Inc.

By:	/s/ Ed Tilly
Name: Ed Tilly
Title: President

[Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Clear Street Group Inc.]